UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  August 9, 2019
(Date of earliest event reported)

FEDNAT HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL
33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 293-2532

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	FNHC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 9, 2019 (the “Effective Date”), FedNat Holding Company (the “Company”) entered into a Cooperation Agreement (the “Agreement”) with Capital Returns Management, LLC (“CRM” and, collectively with its affiliates, “Capital Returns”).

Pursuant to the Agreement, the Company has agreed to increase the size of its board of directors (the “Board”) and appoint David W. Michelson to serve as a director in the class that is up for election at the Company’s 2019 annual meeting of shareholders (the “2019 Annual Meeting”) and David Patterson (together with Mr. Michelson, the “New Independent Directors”) to serve as a director in the class that is up for election at the Company’s 2020 annual meeting of shareholders (the “2020 Annual Meeting”). However, their appointments as directors will not be effective until the earliest of (i) written notice delivered by CRM to the Company of the receipt of approval or non-disapproval by the Louisiana Department of Insurance (the “LDI”) of the disclaimer of control filed by CRM (the “Disclaimer”), (ii) the date on which the Company is lawfully able to appoint the New Independent Directors under applicable law and (iii) 75 days after the Effective Date if the LDI has not taken any action with respect to the Disclaimer by such 75th day. The New Independent Directors will serve as Board observers until their appointments become effective. CRM will have certain replacement rights with respect to Mr. Michelson, and consent rights with respect to Mr. Patterson, if either of them resigns from, refuses to serve or are unable to serve on the Board for any reason so long as CRM and its affiliates continue to satisfy the CRM Ownership Threshold as defined in the Agreement.

During the Standstill Period (as defined below), Capital Returns is required to vote in favor of the Company’s directors serving on the Board as of July 31, 2019, and, subject to certain exceptions, vote in accordance with the Board’s recommendation on all other proposals. CRM also agreed to certain customary standstill provisions that apply during the Standstill Period, prohibiting Capital Returns from, among other things, (i) nominating directors and submitting shareholder proposals, (ii) soliciting proxies and (iii) acquiring, in the aggregate, beneficial ownership of 9.9% or more of the outstanding shares of common stock of the Company. The “Standstill Period” is the period commencing on the date of the Agreement and terminating on the earliest of (i) July 31, 2020, (ii) the date that is 15 days prior to the beginning of the advance notice period for the 2020 Annual Meeting and (iii) a material breach by the Company of the Agreement has not been cured within 15 days of the Company’s receipt of notice of such breach from CRM.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 1.01 above is hereby incorporated herein by reference. Pursuant to the Agreement and after completing a search for new directors, on August 9, 2019, the Company appointed the New Independent Directors to the Board. Concurrently with their appointments as directors, Messrs. Michelson and Patterson will also each be appointed as members of the Audit Committee, the Compensation Committee and the Nominating Committee of the Board. The Board has determined that each of the New Independent Directors is an independent director as defined in the listing standards of The Nasdaq Global Market and the applicable rules of the U.S. Securities and Exchange Commission (the “SEC”). As compensation for their service as Board observers, the New Independent Directors will be entitled to receive compensation from the Company equivalent in amount and timing to the compensation provided to the director most recently appointed to the Board. As compensation for their service as directors, the New Independent Directors will be entitled to receive compensation from the Company equivalent to the compensation provided to the other directors. For 2019, the Company’s directors received an annual cash retainer of $78,750, payable in quarterly installments, and an annual grant of $70,000 in shares of restricted stock. In addition, the New Independent Directors will each enter into an Indemnification Agreement with the Company.

Other than as described in Item 1.01 above and this Item 5.02, there are no arrangements or understandings between either of the New Independent Directors and any other person pursuant to which they were selected as directors. Neither of the New Independent Directors is party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01.	Regulation FD Disclosure.

On August 12, 2019, the Company issued a press release announcing the date of the 2019 Annual Meeting and the selection of the New Independent Directors. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Board has established October 17, 2019 as the date of the 2019 Annual Meeting and August 30, 2019 as the record date for determining shareholders entitled to notice of, and to vote at, the 2019 Annual Meeting. Because the date of the 2019 Annual Meeting is more than 30 calendar days from the date of the Company’s annual meeting for 2018, shareholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2019 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or seek to nominate a person for election as a director or bring business before the 2019 Annual Meeting outside of Rule 14a-8 of the Exchange Act, must provide notice of such proposal that is received by the Company’s Secretary at 14050 N.W. 14th Street, Suite 180, Sunrise, FL on or before the close of business on August 22, 2019, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials. Any such proposal must also meet the requirements set forth in the Company’s Second Amended and Restated Bylaws and applicable securities and other laws.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the 2019 Annual Meeting. The Company intends to file a proxy statement and WHITE proxy card with the SEC in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Exhibit 99.2 attached to this Current Report on Form 8-K (“Exhibit 99.2”) contains information regarding the direct and indirect interest, by securities holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. If the holdings of the Company’s securities change from the amounts provided in Exhibit 99.2, such changes will be set forth in SEC filings on Forms 3, 4, and 5, which can be found through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s definitive proxy statement for the 2018 Annual Meeting of Shareholders and its Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2018. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2019 Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://www.FedNat.com in the “Investors” section under “Other SEC Filings.”

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Description
10.1	Cooperation Agreement, dated August 9, 2019, by and between FedNat Holding Company and Capital Returns Management, LLC.

99.1	Press release, dated August 12, 2019, announcing the appointment of the new directors.

99.2	Securities Holdings of Directors and Officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDNAT HOLDING COMPANY

Date: August 12, 2019	By:	/s/ Ronald A. Jordan

Name:	Ronald A. Jordan
Title:	Chief Financial Officer
(Principal Financial Officer)